Exhibit 99.1
Match Group Announces Fourth Quarter and Full-Year Results
Company focused on execution of Investor Day plan including harnessing product innovations, especially with AI, to create more personalized, engaging, and authentic dating experiences
DALLAS, February 4, 2025 - Match Group (NASDAQ: MTCH) today announced financial results for the fourth quarter and full-year ended December 31, 2024.
“We had a strong finish to the year and are seeing solid peak season new user trends. We met our full-year 2024 AOI margin target through disciplined financial management. We’re focused on executing the plan we laid out at Investor Day: driving innovation to spur user growth, generating strong free cash flow, and returning significant capital to shareholders. Our 2025 outlook remains unchanged since Investor Day on a FX neutral basis, though the strengthening U.S. dollar continues to put pressure on as reported results,” said Steven Bailey, Incoming CFO.
Total Company Full Year 2024 Financial Highlights
•Total Revenue of $3.5 billion grew 3% year-over-year (“Y/Y”), up 6% on a foreign exchange (“FX”) neutral basis (“FXN”), driven by an 8% Y/Y increase in RPP to $19.12, partially offset by a 5% Y/Y decline in Payers to 14.9 million.
◦Excluding Hakuna and other of our live streaming services, Total Revenue was up 5% Y/Y, up 7% Y/Y FXN.
•Operating Income of $823 million declined 10% Y/Y, representing an Operating Income Margin of 24%.
•Adjusted Operating Income of $1.3 billion was flat Y/Y, representing an Adjusted Operating Income Margin of 36%.
•Operating Cash Flow and Free Cash Flow were $933 million and $882 million, respectively, for the year ended December 31, 2024. We deployed 85% of our free cash flow during the year for share repurchases. The last Apple payment of 2024, which we had expected in December, was received in early January 2025.
•The Company repurchased $753 million of stock in the year representing 22.2 million shares. As of February 4, 2025, $1.75 billion remained available for repurchase under the current repurchase programs.
•Diluted shares outstanding1 were 260.0 million as of January 31, 2025, a decrease of 7%, since January 26, 2024.
1 As defined on page 16 of this press release.

Total Company Q4 2024 Financial Highlights
•Total Revenue of $860 million declined 1% Y/Y, up 1% FXN, driven by a 4% Y/Y decline in Payers to 14.6 million, partially offset by a 3% Y/Y increase in RPP to $19.29.
◦Excluding Hakuna and other of our live streaming services, Total Revenue was up 1% Y/Y, up 3% Y/Y FXN.
•Operating Income of $223 million declined 14% Y/Y, representing an Operating Income Margin of 26%.
•Adjusted Operating Income of $324 million declined 10% Y/Y, representing an Adjusted Operating Income Margin of 38%.
•The Company repurchased $117 million of stock in the quarter, 3.1 million shares, at an average price of $37.38 per share.
The following table summarizes total company consolidated financial results for the three months ended and the years ended December 31, 2024 and 2023.

	Three Months Ended December 31,			Years Ended December 31,
(Dollars in millions, except RPP, Payers in thousands)	2024	2023	Y/Y Change	2024	2023	Y/Y Change
Total Revenue	$860	$866	(1)%	$3,479	$3,365	3%
Direct Revenue	$845	$851	(1)%	$3,418	$3,308	3%
Operating Income	$223	$260	(14)%	$823	$917	(10)%
Operating Income Margin	26%	30%		24%	27%
Adjusted Operating Income	$324	$362	(10)%	$1,252	$1,259	—%
Adjusted Operating Income Margin	38%	42%		36%	37%
Payers	14,607	15,186	(4)%	14,898	15,602	(5)%
RPP	$19.29	$18.67	3%	$19.12	$17.67	8%
A webcast of our fourth quarter 2024 results will be available at https://ir.mtch.com, along with our Executive Commentary and Supplemental Financial Materials. The webcast will begin on February 5, 2025 at 8:30 AM (ET). This press release, including the reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, is also available on that site.

Business Unit Performance
Tinder Full Year 2024 Financial Highlights
•Direct Revenue of $1.9 billion grew 1% Y/Y, up 4% FXN, driven by an 8% Y/Y increase in RPP to $16.68, largely offset by a 7% Y/Y decline in Payers to 9.7 million.
•Operating Income of $889 million declined 7% Y/Y, representing an Operating Income Margin of 45%.
•Adjusted Operating Income of $1.0 billion declined 3% Y/Y, representing an Adjusted Operating Income Margin of 51%.
Tinder Q4 2024 Financial Highlights
•Direct Revenue of $476 million declined 3% Y/Y, down 1% FXN, driven by a 5% decline in Payers to 9.5 million, partially offset by a 1% Y/Y increase in RPP to $16.72.
•Operating Income of $226 million declined 5% Y/Y, representing an Operating Income Margin of 46%.
•Adjusted Operating Income of $259 million declined 2% Y/Y, representing an Adjusted Operating Income Margin of 53%.
Tinder Operational Highlights
•Solid Peak Season New User Trends: Dating peak season new user trends have been solid in both the U.S. and international markets.
•Fostering a Clean Ecosystem: Tinder plans to continue its efforts to improve its ecosystem, including expansion of its face photo requirement and the use of biometrics to validate users. Early tests have shown a reduction in interactions with bad actors, as well as improvements in users’ perception of authenticity.
•Improving User Outcomes: In Q1 2025, Tinder intends to test AI-curated recommendations to deliver more personalized and engaging matches and broaden the availability of the new Friends in Common feature.
•Bringing the Fun Back to Dating: In Q2 2025, Tinder plans to begin testing its double-dating feature for users to match with other pairs of friends, which we expect to appeal especially to women and Gen Z seeking safer, lower-pressure ways to date. Tinder also intends to test an AI-enabled discovery experience, which we expect to enhance the matching experience for Tinder users.
The following table summarizes Tinder’s financial results for the three months ended and the years ended December 31, 2024 and 2023.

	Three Months Ended December 31,			Years Ended December 31,
(Dollars in millions, except RPP, Payers in thousands)	2024	2023	Y/Y Change	2024	2023	Y/Y Change
Total Revenue	$488	$506	(3)%	$1,991	$1,964	1%
Direct Revenue	$476	$493	(3)%	$1,941	$1,918	1%
Operating Income	$226	$238	(5)%	$889	$956	(7)%
Operating Income Margin	46%	47%		45%	49%
Adjusted Operating Income	$259	$265	(2)%	$1,017	$1,049	(3)%
Adjusted Operating Income Margin	53%	52%		51%	53%
Payers	9,491	9,968	(5)%	9,696	10,375	(7)%
RPP	$16.72	$16.49	1%	$16.68	$15.40	8%

Hinge Full Year 2024 Financial Highlights
•Direct Revenue of $550 million grew 39% Y/Y, driven by a 23% Y/Y increase in Payers to 1.5 million and a 13% Y/Y increase in RPP to $29.94.
•Operating Income of $121 million increased 64% Y/Y, representing an Operating Income Margin of 22%.
•Adjusted Operating Income of $166 million, increased 55% Y/Y, representing an Adjusted Operating Income Margin of 30%.
Hinge Q4 2024 Financial Highlights
•Direct Revenue of $148 million grew 27% Y/Y, driven by a 19% Y/Y increase in Payers to 1.6 million and a 7% Y/Y increase in RPP to $30.42.
•Operating Income of $31 million increased 14% Y/Y, representing an Operating Income Margin of 21%.
•Adjusted Operating Income of $44 million increased 10% Y/Y, representing an Adjusted Operating Income Margin of 30%.
Hinge Operational Highlights
•New Campaign Helping Drive U.S. New User Outperformance: Hinge’s new U.S. marketing campaign, “It’s Funny We Met on Hinge,” has helped drive strong peak season new user trends since its introduction, with particular strength among women.
•Upcoming Global Rollout of New Algorithm: Hinge’s revamped recommendation algorithm aims to improve match quality by leveraging nuanced user data. Initial tests showed double-digit improvements in new matches per user. A global launch is planned for March 2025.
•AI-Powered User Coaching: Prompt Feedback, which launched in January 2025, has improved user profiles and prompt quality. This feature, as well as Photo Finder, are expected to be included in the onboarding process in H1.
•Additional International Expansion: Hinge plans to expand into Mexico and Brazil in the second half of 2025.
The following table summarizes Hinge’s financial results for the three months ended and the years ended December 31, 2024 and 2023.

	Three Months Ended December 31,			Years Ended December 31,
(Dollars in millions, except RPP, Payers in thousands)	2024	2023	Y/Y Change	2024	2023	Y/Y Change
Total Revenue	$148	$116	27%	$550	$396	39%
Direct Revenue	$148	$116	27%	$550	$396	39%
Operating Income	$31	$27	14%	$121	$74	64%
Operating Income Margin	21%	23%		22%	19%
Adjusted Operating Income	$44	$40	10%	$166	$108	55%
Adjusted Operating Income Margin	30%	34%		30%	27%
Payers	1,619	1,362	19%	1,532	1,242	23%
RPP	$30.42	$28.42	7%	$29.94	$26.61	13%

Evergreen & Emerging (“E&E”) Full Year 2024 Financial Highlights
•Direct Revenue of $643 million declined 7% Y/Y driven by a 13% Y/Y decline in Payers to 2.7 million, partially offset by a 7% Y/Y increase in RPP to $20.10.
◦Excluding live streaming services, which we shut down in mid-2024, Direct Revenue was down 3% Y/Y, down 3% Y/Y FXN.
•Operating Income of $66 million decreased 20% Y/Y, representing an Operating Income Margin of 10%.
•Adjusted Operating Income of $170 million increased 4% Y/Y, representing an Adjusted Operating Income Margin of 26%.
E&E Q4 2024 Financial Highlights
•Direct Revenue of $155 million, declined 8% Y/Y, driven by a 14% Y/Y decrease in Payers to 2.5 million, partially offset by a 7% Y/Y increase in RPP to $20.80.
◦Excluding live streaming services, Direct Revenue was down 3% Y/Y, down 3% Y/Y FXN.
•Operating Income of $26 million increased 107% Y/Y, representing an Operating Income Margin of 16%.
•Adjusted Operating Income of $48 million increased 29% Y/Y, representing an Adjusted Operating Income Margin of 31%.
E&E Operational Highlights
•Platform Consolidation and Efficiencies: Salams, Plenty of Fish, and Meetic are on track to migrate to the shared tech platform by 2025 year-end, which is expected to continue unlocking efficiencies and operational benefits across E&E brands.
•Growth Inflection Point: Emerging brands’ revenue growth is expected to increasingly offset Evergreen brands’ revenue declines throughout 2025.
•Driving Engagement and Innovation: Social mode, first introduced on Yuzu, is now being tested on Chispa and BLK. The feature is showing higher engagement among women and offering us new insights into social features in dating apps.
The following table summarizes Evergreen and Emerging’s financial results for the three months ended and the years ended December 31, 2024 and 2023.

	Three Months Ended December 31,			Years Ended December 31,
(Dollars in millions, except RPP, Payers in thousands)	2024	2023	Y/Y Change	2024	2023	Y/Y Change
Total Revenue	$158	$171	(7)%	$654	$701	(7)%
Direct Revenue	$155	$168	(8)%	$643	$691	(7)%
Operating Income	$26	$13	107%	$66	$82	(20)%
Operating Income Margin	16%	7%		10%	12%
Adjusted Operating Income	$48	$37	29%	$170	$164	4%
Adjusted Operating Income Margin	31%	22%		26%	23%
Payers	2,485	2,887	(14)%	2,666	3,066	(13)%
RPP	$20.80	$19.38	7%	$20.10	$18.79	7%

Match Group Asia (“MG Asia”) Full Year 2024 Financial Highlights
•Direct Revenue of $284 million declined 6% Y/Y, up 2% Y/Y FXN, driven by a 14% Y/Y decline in RPP to $23.56, partially offset by a 9% Y/Y increase in Payers to 1.0 million.
◦Excluding Hakuna, which we shut down in mid-2024, Direct Revenue was down 3% Y/Y, up 6% Y/Y FXN.
•Operating Loss of $32 million increased 273% Y/Y, representing an Operating Loss Margin of 11%.
•Adjusted Operating Income of $61 million declined 2% Y/Y, representing an Adjusted Operating Income Margin of 21%.
MG Asia Q4 2024 Financial Highlights
•Direct Revenue of $67 million declined 9% Y/Y, down 5% Y/Y FXN, driven by a 13% Y/Y decline in RPP to $21.95, partially offset by a 4% Y/Y increase in Payers to 1.0 million.
◦Excluding Hakuna, Direct Revenue was down 1% Y/Y, up 4% Y/Y FXN.
•Operating Loss of $0.4 million declined 94% Y/Y, representing an Operating Loss Margin of 1%.
•Adjusted Operating Income of $16 million increased 24% Y/Y, representing an Adjusted Operating Income Margin of 24%.
MG Asia Operational Highlights
•Azar Market Expansion: Azar’s 2025 strategy focuses on expanding in European markets and the U.S., given that its 1:1 video chat experience is particularly resonating with Gen Z users looking for a fun, lower pressure way to connect.
•Pairs’ Growth Strategy: Pairs is focused on driving growth through product-focused marketing, boosting Payers and RPP through monetization initiatives, and expanding the app in Asia, with a planned Korea launch in Q1 2025.
The following table summarizes MG Asia’s financial results for the three months ended and the years ended December 31, 2024 and 2023.

	Three Months Ended December 31,			Years Ended December 31,
(Dollars in millions, except RPP, Payers in thousands)	2024	2023	Y/Y Change	2024	2023	Y/Y Change
Total Revenue	$67	$74	(10)%	$285	$303	(6)%
Direct Revenue	$67	$74	(9)%	$284	$303	(6)%
Operating Loss	$—	$(7)	(94)%	$(32)	$(9)	273%
Operating Loss Margin	(1)%	(9)%		(11)%	(3)%
Adjusted Operating Income	$16	$13	24%	$61	$62	(2)%
Adjusted Operating Income Margin	24%	17%		21%	20%
Payers	1,012	969	4%	1,004	919	9%
RPP	$21.95	$25.32	(13)%	$23.56	$27.50	(14)%

Dividend Declaration
Match Group's Board of Directors has declared a cash dividend of $0.19 per share of the company's common stock. The dividend is payable on April 17, 2025 to stockholders of record as of April 3, 2025.
Financial Outlook
For Q1 2025 and Full year 2025, Match Group expects:
Q1 2025
•Total Revenue of $820 to $830 million, down 3% to 5% Y/Y.
◦On an FXN basis and excluding Hakuna and other of our live streaming services, Total Revenue to be flat to up 1% Y/Y.
◦FX to be a three-point Y/Y headwind and the exit of Hakuna and other of our live streaming services to be just under a two-point Y/Y headwind. The extra day in Q1’24 because of leap year is an additional one-point Y/Y headwind.
•Adjusted Operating Income of $260 to $265 million, down 5% to 7% Y/Y.
•Adjusted Operating Income Margin of 32% at the mid-point of the ranges.
Full Year 2025
•Total Revenue of $3,375 to $3,500 million, down 3% to up 1% Y/Y.
◦On an FXN basis and excluding Hakuna and other of our live streaming services, Total Revenue to be flat to up 4% Y/Y.
◦FX to be a slightly more than two-point Y/Y headwind and the exit of Hakuna and other of our live streaming services to be an additional one-point Y/Y headwind.
•Adjusted Operating Income of $1,232 to $1,278 million, or roughly flat AOI Y/Y at the midpoint of the range.
•Adjusted Operating Income Margin of at least 36.5%.
•Stock-based compensation expense of $305 to $315 million.
•Capital expenditures of $45 to $55 million.
•FCF of $1,000 million to $1,030 million, representing ~81% FCF conversion of AOI at the mid-point of the ranges.
•Effective income tax rate in the low-20%s.
•Use of at least 75% of FCF for share repurchases and to target returning at least 100% of FCF to shareholders through dividends and share repurchases.
•Reduction of diluted shares outstanding by 5% to 7% over the course of 2025.

Financial Results
Consolidated Operating Costs and Expenses

	Three Months Ended December 31,
(Dollars in thousands)	2024	% of Revenue	2023	% of Revenue	Y/Y Change
Cost of revenue	$236,414	27%	$208,112	24%	14%
Selling and marketing expense	145,515	17%	158,898	18%	(8)%
General and administrative expense	114,371	13%	108,205	12%	6%
Product development expense	109,138	13%	97,571	11%	12%
Depreciation	20,584	2%	19,380	2%	6%
Impairment and amortization of intangibles	10,766	1%	13,810	2%	(22)%
Total operating costs and expenses	$636,788	74%	$605,976	70%	5%
Liquidity and Capital Resources
During the year ended December 31, 2024, we generated operating cash flow of $933 million and Free Cash Flow of $882 million.
During the quarter ended December 31, 2024, we repurchased 3.1 million shares of our common stock for $117 million on a trade date basis at an average price of $37.38. For the full year 2024, we repurchased 22.2 million shares of our common stock for $753 million at an average price of $33.86.
On December 10, 2024, our board of directors authorized a new repurchase program of up to $1.5 billion in aggregate value of shares of Match Group common stock which will take effect when the $247 million available under the previous share repurchase program authorization is exhausted. In total, we have $1.75 billion in aggregate value of shares of Match Group stock available under our share repurchase programs as of February 4, 2025.
As of December 31, 2024, we had $971 million in cash, cash equivalents, and short-term investments and $3.9 billion of long-term debt, $3.5 billion of which is fixed rate debt, including $1.2 billion of Exchangeable Senior Notes. Our $500 million revolving credit facility was undrawn as of December 31, 2024. Match Group’s trailing twelve-month leverage2 as of December 31, 2024 was 3.1x on a gross basis and 2.3x on a net basis.
On January 21, 2025, we paid a dividend of $0.19 per share to holders of record on January 6, 2025. The total cash payout was $48 million.
On January 21, 2025, we repaid the outstanding $425 million balance on our Term Loan with cash on hand.
2 Leverage is calculated utilizing the non-GAAP measure Adjusted Operating Income as the denominator. For a reconciliation of the non-GAAP measure for each period presented, see page 14.

GAAP Financial Statements
Consolidated Statement of Operations

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023

	(In thousands, except per share data)
Revenue	$860,176	$866,228	$3,479,373	$3,364,504
Operating costs and expenses:
Cost of revenue (exclusive of depreciation shown separately below)	236,414	208,112	991,273	954,014
Selling and marketing expense	145,515	158,898	622,100	586,262
General and administrative expense	114,371	108,205	438,839	413,609
Product development expense	109,138	97,571	442,175	384,185
Depreciation	20,584	19,380	87,499	61,807
Impairments and amortization of intangibles	10,766	13,810	74,175	47,731
Total operating costs and expenses	636,788	605,976	2,656,061	2,447,608
Operating income	223,388	260,252	823,312	916,896
Interest expense	(39,560)	(40,414)	(160,071)	(159,887)
Other income, net	13,716	5,043	40,815	19,772
Earnings before income taxes	197,544	224,881	704,056	776,781
Income tax (provision) benefit	(39,266)	4,799	(152,743)	(125,309)
Net earnings	158,278	229,680	551,313	651,472
Net loss (earnings) attributable to noncontrolling interests	18	(22)	(37)	67
Net earnings attributable to Match Group, Inc. shareholders	$158,296	$229,658	$551,276	$651,539

Net earnings per share attributable to Match Group, Inc. shareholders:
Basic	$0.63	$0.85	$2.12	$2.36
Diluted	$0.59	$0.81	$2.02	$2.26

Basic shares outstanding	251,715	270,576	260,299	275,773
Diluted shares outstanding	272,549	288,205	279,063	293,284

Stock-based compensation expense by function:
Cost of revenue	$1,748	$1,423	$7,015	$5,934
Selling and marketing expense	3,225	2,885	12,620	9,730
General and administrative expense	27,686	29,443	103,554	98,510
Product development expense	36,547	34,403	144,192	117,925
Total stock-based compensation expense	$69,206	$68,154	$267,381	$232,099

Consolidated Balance Sheet

	December 31, 2024	December 31, 2023

	(In thousands)
ASSETS
Cash and cash equivalents	$965,993	$862,440
Short-term investments	4,734	6,200
Accounts receivable, net	324,963	298,648
Other current assets	102,072	104,023
Total current assets	1,397,762	1,271,311

Property and equipment, net	158,189	194,525
Goodwill	2,310,730	2,342,612
Intangible assets, net	215,448	305,746
Deferred income taxes	262,557	259,803
Other non-current assets	121,085	133,889
TOTAL ASSETS	$4,465,771	$4,507,886

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Accounts payable	$18,262	$13,187
Deferred revenue	166,142	211,282
Accrued expenses and other current liabilities	365,057	307,299
Total current liabilities	549,461	531,768

Long-term debt, net	3,848,983	3,842,242
Income taxes payable	33,332	24,860
Deferred income taxes	11,770	26,302
Other long-term liabilities	85,882	101,787

Commitments and contingencies

SHAREHOLDERS’ EQUITY
Common stock	294	290
Additional paid-in capital	8,756,482	8,529,200
Retained deficit	(6,579,753)	(7,131,029)
Accumulated other comprehensive loss	(449,611)	(385,471)
Treasury stock	(1,791,071)	(1,032,538)
Total Match Group, Inc. shareholders’ equity	(63,659)	(19,548)
Noncontrolling interests	2	475
Total shareholders’ equity	(63,657)	(19,073)
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$4,465,771	$4,507,886

Consolidated Statement of Cash Flows

	Years Ended December 31,
	2024	2023

	(In thousands)
Cash flows from operating activities:
Net earnings	$551,313	$651,472
Adjustments to reconcile net earnings to net cash provided by operating activities:
Stock-based compensation expense	267,381	232,099
Depreciation	87,499	61,807
Impairments and amortization of intangibles	74,175	47,731
Deferred income taxes	(14,952)	26,612
Other adjustments, net	2,019	9,932
Changes in assets and liabilities
Accounts receivable	(29,788)	(107,412)
Other assets	25,337	25,055
Accounts payable and other liabilities	(9,395)	(5,961)
Income taxes payable and receivable	22,213	(3,337)
Deferred revenue	(43,083)	(41,207)
Net cash provided by operating activities	932,719	896,791
Cash flows from investing activities:
Capital expenditures	(50,578)	(67,412)
Other, net	(7,960)	(9,169)
Net cash used in investing activities	(58,538)	(76,581)
Cash flows from financing activities:
Proceeds from issuance of common stock pursuant to stock-based awards	13,584	19,916
Withholding taxes paid on behalf of employees on net settled stock-based awards	(11,441)	(5,933)
Purchase of treasury stock	(752,674)	(546,198)
Purchase of noncontrolling interests	(1,291)	(1,872)
Other, net	(6,482)	19
Net cash used in financing activities	(758,304)	(534,068)
Total cash provided	115,877	286,142
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(12,324)	3,782
Net increase in cash, cash equivalents, and restricted cash	103,553	289,924
Cash, cash equivalents, and restricted cash at beginning of period	862,440	572,516
Cash, cash equivalents, and restricted cash at end of period	$965,993	$862,440

Reconciliations of GAAP to Non-GAAP Measures
Reconciliation of Operating Income (Loss) to Adjusted Operating Income

	Three Months Ended December 31, 2024
	Tinder	Hinge	E&E	MG Asia	Corporate & unallocated costs	Eliminations	Total Match Group

	(Dollars in thousands)
Operating Income (Loss)	$226,346	$30,556	$26,021	$(418)	$(59,117)	$—	$223,388
Stock-based compensation expense	23,584	12,695	12,944	5,135	14,848	—	69,206
Depreciation	9,235	621	5,822	3,877	1,029	—	20,584
Amortization of intangibles	—	—	3,471	7,295	—	—	10,766
Adjusted Operating Income (Loss)	$259,165	$43,872	$48,258	$15,889	$(43,240)	$—	$323,944

Revenue	$488,341	$147,688	$158,094	$66,754	$—	$(701)	$860,176
Operating Income (Loss) Margin	46%	21%	16%	(1)%	NA	NA	26%
Adjusted Operating Income Margin	53%	30%	31%	24%	NA	NA	38%

	Three Months Ended December 31, 2023
	Tinder	Hinge	E&E	MG Asia	Corporate & unallocated costs	Eliminations	Total Match Group

	(Dollars in thousands)
Operating Income (Loss)	$238,476	$26,855	$12,599	$(6,539)	$(11,139)	$—	$260,252
Stock-based compensation expense	17,865	12,440	14,055	7,280	16,514	—	68,154
Depreciation	8,750	521	5,238	3,763	1,108	—	19,380
Amortization of intangibles	—	—	5,457	8,353	—	—	13,810
Adjusted Operating Income	$265,091	$39,816	$37,349	$12,857	$6,483	$—	$361,596

Revenue	$505,721	$116,136	$170,567	$73,804	$—	$—	$866,228
Operating Income (Loss) Margin	47%	23%	7%	(9)%	NA	NA	30%
Adjusted Operating Income Margin	52%	34%	22%	17%	NA	NA	42%

Reconciliation of Operating Income (Loss) to Adjusted Operating Income (Continued)

	Year Ended December 31, 2024
	Tinder	Hinge	E&E	MG Asia	Corporate & unallocated costs	Eliminations	Total Match Group

	(Dollars in thousands)
Operating Income (Loss)	$889,222	$121,482	$66,088	$(32,345)	$(221,135)	$—	$823,312
Stock-based compensation expense	90,141	42,673	54,922	25,818	53,827	—	267,381
Depreciation	37,660	2,323	21,732	20,834	4,950	—	87,499
Impairments and amortization of intangibles	—	—	27,676	46,499	—	—	74,175
Adjusted Operating Income (Loss)	$1,017,023	$166,478	$170,418	$60,806	$(162,358)	$—	$1,252,367

Revenue	$1,991,137	$550,435	$654,168	$284,522	$—	$(889)	$3,479,373
Operating Income (Loss) Margin	45%	22%	10%	(11)%	NA	NA	24%
Adjusted Operating Income Margin	51%	30%	26%	21%	NA	NA	36%

	Year Ended December 31, 2023
	Tinder	Hinge	E&E	MG Asia	Corporate & unallocated costs	Eliminations	Total Match Group

	(Dollars in thousands)
Operating Income (Loss)	$955,519	$74,261	$82,460	$(8,675)	$(186,669)	$—	$916,896
Stock-based compensation expense	68,644	31,459	50,268	23,399	58,329	—	232,099
Depreciation	25,197	1,926	18,732	11,671	4,281	—	61,807
Impairments and amortization of intangibles	—	—	12,336	35,395	—	—	47,731
Adjusted Operating Income (Loss)	$1,049,360	$107,646	$163,796	$61,790	$(124,059)	$—	$1,258,533

Revenue	$1,963,610	$396,485	$700,925	$303,484	$—	$—	$3,364,504
Operating Income (Loss) Margin	49%	19%	12%	(3)%	NA	NA	27%
Adjusted Operating Income Margin	53%	27%	23%	20%	NA	NA	37%

Reconciliation of Operating Income to Adjusted Operating Income used in Leverage Ratios

Twelve months ended
12/31/2024

(In thousands)
Operating Income	823,312
Stock-based compensation expense	267,381
Depreciation	87,499
Impairments and amortization of intangibles	74,175
Adjusted Operating Income	$1,252,367
Reconciliation of Operating Cash Flow to Free Cash Flow

	Years Ended December 31,
	2024	2023

	(In thousands)
Net cash provided by operating activities	$932,719	$896,791
Capital expenditures	(50,578)	(67,412)
Free Cash Flow	$882,141	$829,379
Reconciliation of Forecasted Operating Income to Forecasted Adjusted Operating Income

	Three Months Ended March 31, 2025	Year Ended December 31, 2025
	(In millions)
Operating Income	$155 to $160	$802 to $828
Stock-based compensation expense	70	305 to 315
Depreciation and impairments and amortization of intangibles	35	125 to 135
Adjusted Operating Income	$260 to $265	$1,232 to $1,278

Revenue	$820 to $830	$3,375 to $3,500
Operating Income Margin (at the mid-point of the ranges)	19%	24%
Adjusted Operating Income Margin (at the mid-point of the ranges)	32%	36.5%
Reconciliation of Forecasted Cash Provided by Operating Activities to Forecasted Free Cash Flow

Year Ended December 31, 2025
(In millions)
Net cash provided by operating activities	$1,055 to $1,075
Capital expenditures	45-55
Free Cash Flow	$1,000 to $1,030

Reconciliation of GAAP Revenue to Non-GAAP Revenue, Excluding Foreign Exchange Effects

	Three Months Ended December 31,				Years Ended December 31,
	2024	$ Change	% Change	2023	2024	$ Change	% Change	2023

	(Dollars in millions, rounding differences may occur)
Total Revenue, as reported	$860.2	$(6.1)	(1)%	$866.2	$3,479.4	$114.9	3%	$3,364.5
Foreign exchange effects	14.8				73.8
Total Revenue, excluding foreign exchange effects	$875.0	$8.8	1%	$866.2	$3,553.1	$188.6	6%	$3,364.5

Total Revenue, excluding Hakuna and other of our live streaming services, as reported	$860.1	$8.6	1%	$851.5	$3,453.2	$154.8	5%	$3,298.5
Foreign exchange effects	14.9				72.7
Total Revenue, excluding Hakuna and other of our live streaming services, excluding foreign exchange effects	$874.9	$23.4	3%	$851.5	$3,525.9	$227.5	7%	$3,298.5

Direct Revenue, as reported	$845.4	$(5.4)	(1)%	$850.8	$3,418.0	$109.8	3%	$3,308.1
Foreign exchange effects	14.5				72.8
Direct Revenue, excluding foreign exchange effects	$859.9	$9.1	1%	$850.8	$3,490.8	$182.7	6%	$3,308.1

Tinder Direct Revenue, as reported	$476.0	$(17.2)	(3)%	$493.2	$1,940.6	$23.0	1%	$1,917.6
Foreign exchange effects	11.0				45.6
Tinder Direct Revenue, excluding foreign exchange effects	$487.0	$(6.3)	(1)%	$493.2	$1,986.2	$68.6	4%	$1,917.6

Hinge Direct Revenue, as reported	$147.7	$31.6	27%	$116.1	$550.4	$154.0	39%	$396.5
Foreign exchange effects	(0.1)				(0.4)
Hinge Direct Revenue, excluding foreign exchange effects	$147.6	$31.5	27%	$116.1	$550.1	$153.6	39%	$396.5

E&E Direct Revenue, as reported	$155.1	$(12.8)	(8)%	$167.8	$643.0	$(48.4)	(7)%	$691.4
Foreign exchange effects	0.3				1.5
E&E Direct Revenue, excluding foreign exchange effects	$155.4	$(12.4)	(7)%	$167.8	$644.5	$(47.0)	(7)%	$691.4

E&E, excluding live streaming, Direct Revenue, as reported	$155.0	$(4.4)	(3)%	$159.4	$633.2	$(19.5)	(3)%	$652.7
Foreign exchange effects	0.3				1.5
E&E, excluding live streaming, Direct Revenue, excluding foreign exchange effects	$155.3	$(4.1)	(3)%	$159.4	$634.6	$(18.1)	(3)%	$652.7

MG Asia Direct Revenue, as reported	$66.6	$(6.9)	(9)%	$73.6	$283.9	$(18.7)	(6)%	$302.6
Foreign exchange effects	3.3				26.2
MG Asia Direct Revenue, excluding foreign exchange effects	$69.9	$(3.6)	(5)%	$73.6	$310.1	$7.5	2%	$302.6

MG Asia, excluding Hakuna, Direct Revenue, as reported	$66.6	$(0.7)	(1)%	$67.3	$267.6	$(7.7)	(3)%	$275.3
Foreign exchange effects	3.3				25.1
MG Asia, excluding Hakuna, Direct Revenue, excluding foreign exchange effects	$69.9	$2.6	4%	$67.3	$292.7	$17.4	6%	$275.3

Dilutive Securities
Match Group has various tranches of dilutive securities. The table below details these securities and their potentially dilutive impact (shares in millions; rounding differences may occur).

	Average Exercise Price	1/31/2025
Share Price		$35.70
Absolute Shares		251.6

Equity Awards
Options	$17.98	0.6
RSUs and subsidiary denominated equity awards		7.9
Total Dilution - Equity Awards		8.5
Outstanding Warrants
Warrants expiring on September 15, 2026 (6.6 million outstanding)	$133.98	—
Warrants expiring on April 15, 2030 (6.9 million outstanding)	$134.04	—
Total Dilution - Outstanding Warrants		—

Total Dilution		8.5
% Dilution		3.3%
Total Diluted Shares Outstanding		260.0
______________________
The dilutive securities presentation above is calculated using the methods and assumptions described below; these are different from GAAP dilution, which is calculated based on the treasury stock method.
Options — The table above assumes the options are settled net of the option exercise price and employee withholding taxes, as is our practice effective January 2025, and the dilutive effect is presented as the net shares that would be issued upon exercise. Withholding taxes paid by the Company on behalf of the employees upon exercise is estimated to be $20.7 million, assuming the stock price in the table above and a 50% estimated employee withholding tax rate.
RSUs and subsidiary denominated equity awards — The table above assumes RSUs are settled net of employee withholding taxes, as is our practice effective January 2025, and the dilutive effect is presented as the net number of shares that would be issued upon vesting. Withholding taxes paid by the Company on behalf of the employees upon vesting is estimated to be $281.8 million, assuming the stock price in the table above and a 50% withholding rate.
All performance-based and market-based awards reflect the expected shares that will vest based on current performance or market estimates. The table assumes no change in the fair value estimate of the subsidiary denominated equity awards from the values used for GAAP purposes at December 31, 2024.
Exchangeable Senior Notes — The Company has two series of Exchangeable Senior Notes outstanding. In the event of an exchange, each series of Exchangeable Senior Notes can be settled in cash, shares, or a combination of cash and shares. At the time of each Exchangeable Senior Notes issuance, the Company purchased call options with a strike price equal to the exchange price of each series of Exchangeable Senior Notes (“Note Hedge”), which can be used to offset the dilution of each series of the Exchangeable Senior Notes. No dilution is reflected in the table above for any of the Exchangeable Senior Notes because it is the Company’s intention to settle the Exchangeable Senior Notes with cash equal to the face amount of the notes; any shares issued would be offset by shares received upon exercise of the Note Hedge.
Warrants — At the time of the issuance of each series of Exchangeable Senior Notes, the Company also sold warrants for the number of shares with the strike prices reflected in the table above. The cash generated from the exercise of the warrants is assumed to be used to repurchase Match Group shares and the resulting net dilution, if any, is reflected in the table above.

Non-GAAP Financial Measures
Match Group reports Adjusted Operating Income, Adjusted Operating Income Margin, Free Cash Flow, and Revenue Excluding Foreign Exchange Effects, all of which are supplemental measures to U.S. generally accepted accounting principles (“GAAP”). The Adjusted Operating Income, Adjusted Operating Income Margin, and Free Cash Flow measures are among the primary metrics by which we evaluate the performance of our business, on which our internal budget is based and by which management is compensated. Revenue Excluding Foreign Exchange Effects provides a comparable framework for assessing the performance of our business without the effect of exchange rate differences when compared to prior periods. We believe that investors should have access to the same set of tools that we use in analyzing our results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP results. Match Group endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measures and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures. We encourage investors to examine the reconciling adjustments between the GAAP and non-GAAP measures, which we describe below. Interim results are not necessarily indicative of the results that may be expected for a full year.
Definitions of Non-GAAP Measures
Adjusted Operating Income is defined as operating income excluding: (1) stock-based compensation expense; (2) depreciation; and (3) acquisition-related items consisting of (i) amortization of intangible assets and impairments of goodwill and intangible assets, if applicable, and (ii) gains and losses recognized on changes in the fair value of contingent consideration arrangements, as applicable. We believe Adjusted Operating Income is useful to analysts and investors as this measure allows a more meaningful comparison between our performance and that of our competitors. The above items are excluded from our Adjusted Operating Income measure because they are non-cash in nature. Adjusted Operating Income has certain limitations because it excludes certain expenses.
Adjusted Operating Income Margin is defined as Adjusted Operating Income divided by revenues. We believe Adjusted Operating Income Margin is useful for analysts and investors as this measure allows a more meaningful comparison between our performance and that of our competitors. Adjusted Operating Income Margin has certain limitations in that it does not take into account the impact to our consolidated statement of operations of certain expenses.
Free Cash Flow is defined as net cash provided by operating activities, less capital expenditures. We believe Free Cash Flow is useful to investors because it represents the cash that our operating businesses generate, before taking into account non-operational cash movements. Free Cash Flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures. Therefore, we think it is important to evaluate Free Cash Flow along with our consolidated statement of cash flows.
We look at Free Cash Flow as a measure of the strength and performance of our businesses, not for valuation purposes. In our view, applying “multiples” to Free Cash Flow is inappropriate because it is subject to timing, seasonality and one-time events. We manage our business for cash, and we think it is of utmost importance to maximize cash – but our primary valuation metric is Adjusted Operating Income.
Revenue Excluding Foreign Exchange Effects is calculated by translating current period revenues using prior period exchange rates. The percentage change in Revenue Excluding Foreign Exchange Effects is calculated by determining the change in current period revenues over prior period revenues where current period revenues are translated using prior period exchange rates. We believe the impact of foreign exchange rates on Match Group, due to its global reach, may be an important factor in understanding period over period comparisons if movement in rates is significant. Since our results are reported in U.S. dollars, international revenues are favorably impacted as the U.S. dollar weakens relative to other currencies, and unfavorably impacted as the U.S. dollar strengthens relative to other currencies. We believe the presentation of revenue excluding foreign exchange effects in addition to reported revenue helps improve the ability to understand Match Group’s performance because it excludes the impact of foreign currency volatility that is not indicative of Match Group’s core operating results.

Non-Cash Expenses That Are Excluded From Our Non-GAAP Measures
Stock-based compensation expense consists principally of expense associated with the grants of RSUs, performance-based RSUs, and market-based awards. These expenses are not paid in cash, and we include the related shares in our fully diluted shares outstanding using the treasury stock method; however, performance-based RSUs and market-based awards are included only to the extent the applicable performance or market condition(s) have been met (assuming the end of the reporting period is the end of the contingency period). To the extent stock-based awards are settled on a net basis, we remit the required tax-withholding amounts from our current funds.
Depreciation is a non-cash expense relating to our property and equipment and is computed using the straight-line method to allocate the cost of depreciable assets to operations over their estimated useful lives, or, in the case of leasehold improvements, the lease term, if shorter.
Amortization of intangible assets and impairments of goodwill and intangible assets are non-cash expenses related primarily to acquisitions. At the time of an acquisition, the identifiable definite-lived intangible assets of the acquired company, such as customer lists, trade names and technology, are valued and amortized over their estimated lives. Value is also assigned to (i) acquired indefinite-lived intangible assets, which consist of trade names and trademarks, and (ii) goodwill, which are not subject to amortization. An impairment is recorded when the carrying value of an intangible asset or goodwill exceeds its fair value. We believe that intangible assets represent costs incurred by the acquired company to build value prior to acquisition and the related amortization and impairment charges of intangible assets or goodwill, if applicable, are not ongoing costs of doing business.
Additional Definitions
Tinder consists of the world-wide activity of the brand Tinder®.
Hinge consists of the world-wide activity of the brand Hinge®.
Evergreen & Emerging (“E&E”) consists of the world-wide activity of our Evergreen brands including Match®, Meetic®, OkCupid®, Plenty Of Fish®, and a number of demographically focused brands and our Emerging brands including BLK®, ChispaTM, The League®, Archer®, Upward®, YuzuTM, and other smaller brands.
Match Group Asia (“MG Asia”) consists of the world-wide activity of the brands Pairs® and Azar®.
Direct Revenue is revenue that is received directly from end users of our services and includes both subscription and à la carte revenue.
Indirect Revenue is revenue that is not received directly from end users of our services, substantially all of which is advertising revenue.
Payers are unique users at a brand level in a given month from whom we earned Direct Revenue. When presented as a quarter-to-date or year-to-date value, Payers represents the average of the monthly values for the respective period presented. At a consolidated level and a business unit level to the extent a business unit consists of multiple brands, duplicate Payers may exist when we earn revenue from the same individual at multiple brands in a given month, as we are unable to identify unique individuals across brands in the Match Group portfolio.
Revenue Per Payer (“RPP”) is the average monthly revenue earned from a Payer and is Direct Revenue for a period divided by the Payers in the period, further divided by the number of months in the period.
Leverage on a gross basis is calculated as principal debt balance divided by Adjusted Operating Income for the period referenced.
Leverage on a net basis is calculated as principal debt balance less cash and cash equivalents and short-term investments divided by Adjusted Operating Income for the period referenced.

Other Information
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This press release and our conference call, which will be held at 8:30 a.m. Eastern Time on February 5, 2025, may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that are not historical facts are “forward looking statements.” The use of words such as “anticipates,” “estimates,” “expects,” “plans” and “believes,” among others, generally identify forward-looking statements. These forward-looking statements include, among others, statements relating to: Match Group’s future financial performance, Match Group’s business prospects and strategy, anticipated trends, and other similar matters. These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, among others: our ability to maintain or grow the size of our user base and convert users to paying users, competition, the limited operating history of some of our brands, our ability to attract users to our services through cost-effective marketing and related efforts, our ability to distribute our services through third parties and offset related fees, risks relating to our use of artificial intelligence, foreign currency exchange rate fluctuations, the integrity and scalability of our systems and infrastructure (and those of third parties) and our ability to adapt ours to changes in a timely and cost-effective manner, our ability to protect our systems from cyberattacks and to protect personal and confidential user information, impacts to our offices and employees from more frequent extreme weather events, risks relating to certain of our international operations and acquisitions, damage to our brands' reputations as a result of inappropriate actions by users of our services, and macroeconomic conditions. Certain of these and other risks and uncertainties are discussed in Match Group’s filings with the Securities and Exchange Commission. Other unknown or unpredictable factors that could also adversely affect Match Group’s business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, these forward-looking statements may not prove to be accurate. Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of Match Group management as of the date of this press release. Match Group does not undertake to update these forward-looking statements.
About Match Group
Match Group (NASDAQ: MTCH), through its portfolio companies, is a leading provider of digital technologies designed to help people make meaningful connections. Our global portfolio of brands includes Tinder®, Hinge®, Match®, Meetic®, OkCupid®, Pairs™, PlentyOfFish®, Azar®, BLK®, and more, each built to increase our users’ likelihood of connecting with others. Through our trusted brands, we provide tailored services to meet the varying preferences of our users. Our services are available in over 40 languages to our users all over the world.
Contact Us

Tanny Shelburne Match Group Investor Relations ir@match.com	Vidhya Murugesan Match Group Corporate Communications matchgroupPR@match.com

Match Group 8750 North Central Expressway, Suite 1400, Dallas, TX 75231, (214) 576-9352 https://mtch.com